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                                                                   EXHIBIT 23.2

                          CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Western Bancorp:

We consent to the use of our report dated October 23, 1998, incorporated by reference herein, with respect to the supplemental consolidated financial statements of Western Bancorp as of December 31, 1997 and 1996, and the related supplemental consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three year period ended December 31, 1997, which report appears in the current report on Form 8-K of Western Bancorp dated November 12, 1998. Our report, dated October 23, 1998, contains explanatory paragraphs indicating that: (i) We did not audit the 1996 consolidated financial statements of California Commercial Bankshares. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for California Commercial Bankshares in the 1996 supplemental consolidated financial statements of Western Bancorp, is based on the report of the other auditors; (ii) We did not audit the 1996 consolidated financial statements of SC Bancorp. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for SC Bancorp in the 1996 supplemental consolidated financial statements of Western Bancorp, is based on the report of the other auditors; (iii) We did not audit either the 1996 or 1997 financial statements of Bank of Los Angeles. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Bank of Los Angeles in the 1996 and 1997 supplemental consolidated financial statements of Western Bancorp, is based on the report of the other auditors; (iv) The consolidated statements of operations, changes in shareholders' equity and cash flows of Western Bancorp (formerly Monarch Bancorp) for the year ended December 31, 1995 were audited by other auditors; (v) Separate consolidated financial statements of California Commercial Bankshares also included in the 1995 supplemental consolidated financial statements were audited by other auditors; (vi) Separate consolidated financial statements of SC Bancorp also included in the 1995 supplemental consolidated financial statements were audited by other auditors;
(vii) Separate consolidated financial statements of Bank of Los Angeles also included in the 1995 supplemental consolidated financial statements were audited
by other auditors;   and (viii)  We also audited the combination of the
supplemental consolidated statements of operations, changes in shareholders' equity and cash flows for the year ended December 31, 1995, after restatement for the 1997 and 1998 poolings-of-interests.

                                   KPMG Peat Marwick LLP


Los Angeles, California
November 12, 1998